UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2015

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue
Building 34, Box 10, Watkins, Colorado                                                                              80137

(Address of principal executive offices)                                                                           (Zip Code)

Registrant’s telephone, including area code                                                                                (303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to the Purchase and Sale Agreement

On June 18, 2015, Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”), PCY Holdings, LLC, a Colorado limited liability company wholly owned by Pure Cycle (together with Pure Cycle, the “Company”), and Arkansas River Farms, LLC, a newly formed Colorado limited liability company (“Arkansas River Farms”), an affiliate of C&A Companies, Inc., a Colorado corporation, and Resource Land Holdings, LLC, a Colorado limited liability company, entered into the Third Amendment (the “Third Amendment”) to that certain Purchase and Sale Agreement (“Agreement”), dated as of March 11, 2015, as referenced in the Company’s Current Report on Form 8-K filed on March 17, 2015 with the Securities and Exchange Commission.

The following changes to the Agreement were made pursuant to the Third Amendment:

•	The due diligence period was extended 14 days (expiring on July 2, 2015);

The foregoing descriptions of the Third Amendment to the Purchase and Sale Agreement are qualified in their entirety by the terms of the amendments, copies of which are attached hereto as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Purchase and Sale Agreement among Pure Cycle Corporation, PCY Holdings, LLC and Arkansas River Farms, LLC, dated as of June 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2015

PURE CYCLE CORPORATION

By:    /s/ Mark W. Harding
Mark W. Harding
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Purchase and Sale Agreement among Pure Cycle Corporation, PCY Holdings, LLC and Arkansas River Farms, LLC, dated as of June 18, 2015.